UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017 (June 29, 2017)

Blue Sphere Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-55127	98-0550257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262

(Address of principal executive offices) (Zip Code)

704-909-2806

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report, all references to the terms “we”, “us”, “our”, “Blue Sphere” or the “Company” refer to Blue Sphere Corporation and its direct and indirect wholly-owned subsidiaries, unless the context clearly requires otherwise.

Explanatory Note

As it relates to the subsection in Item 8.01 titled The Cantu Share Purchase Agreement, this Current Report on Form 8-K/A is being filed to amend the Current Report on Form 8-K filed by the Company on July 6, 2017 and the Forms 8-K/A filed by the Company on September 14, 2017 and December 1, 2017. As it relates to the subsection in Item 8.01 titled The Udine GPOMA, this Current Report on Form 8-K/A is being filed to amend the Current Report on Form 8-K filed by the Company on September 6, 2017 and the Forms 8-K/A filed on November 16, 2017 and December 1, 2017.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include, but are not limited to, statements regarding the anticipated impact of certain events on the Company’s financial statements, including for example, negotiations to purchase Energyeco S.r.l. and the termination of the GPOMA by Futuris Papia. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk that additional information may become known prior to the expected filing of information or financial statements with the Securities and Exchange Commission. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 8.01

Other Events

The Cantu Share Purchase Agreement

As previously reported, on June 29, 2017, we entered into a Share Purchase Agreement (the “PV SPA”) with Pronto Verde A.G. (“Pronto Verde”), relating to the purchase of one hundred percent (100%) of the share capital of Energyeco S.r.l., a limited liability company organized under the laws of Italy, which owns and operates a 990 Kw plant for the production of electricity from vegetal oil located in Cantù, Italy. On November 27, 2017, we notified Pronto Verde that the PV SPA was terminated because (a) the deadline for consummation of the closing expired and no agreement to extend the deadline was granted by Blue Sphere, and (b) none of the specified conditions precedent had materialized. We also demanded the repayment of €150,000 (approximately USD $179,000) paid to escrow under the PV SPA, which is reimbursable should the closing not occur due to Pronto Verde’s breach or in the event that a condition precedent to closing does not materialize. We also reserved our right to unspecified damages incurred as a consequence of documented material representations made in connection with the PV SPA.

The Company continues to negotiate the purchase of Energyeco S.r.l., this time directly with its shareholders and not Pronto Verde, and has entered into a non-binding (except for customary exclusivity and confidentiality provisions) term sheet on more favorable terms and for a purchase price that is lower than was contemplated by the PV SPA.

The Udine GPOMA

As previously reported, on September 4, 2017, our indirect wholly-owned Italian subsidiary, Futuris Papia S.p.A. (“Futuris Papia”), which owns and operates a 995 Kw plant for the production of electricity from vegetal oil located in Udine, Italy (the “Udine Facility”), and Pronto Verde entered into a Guarantee Plant Operation Management Agreement (the “Udine GPOMA”). On November 27, 2017, we notified Pronto Verde that the Udine GPOMA was terminated because, in part, (a) Pronto Verde did not successfully engage the designated supplier to supply vegetal oil, and Futuris Papia was forced to procure vegetal oil from another supplier at a higher cost; (b) Pronto Verde and its operator did not diligently perform specified tasks under the Udine GPOMA, and Futuris Papia was forced to procure such services from another operator at a higher cost; and (c) due to a number of specified breaches by Pronto Verde to perform under the Udine GPOMA.

The Udine GPOMA concerned the performance of services for the operation and maintenance of the Udine Facility, including the supply of vegetal oil to the Udine Facility, and included Pronto Verde’s guarantee of a monthly EBITDA of €90,833.33 (approximately USD $110,000). As a consequence of the termination, Futuris Papia will no longer receive the guaranteed EBITDA from Pronto Verde. Presently, the Company forecasts a significantly lower monthly EBITDA from the Udine Facility; however, Futuris Papia is presently negotiating terms with third party providers in order to maximize the financial results at the Udine Facility. Notwithstanding, the Company can make no assurances that the Udine Facility will achieve the same level of monthly EBITDA as was guaranteed under the Udine GPOMA. We reserved our right to recover the damages incurred as a consequence of Pronto Verde’s documented material breaches made in connection with the Udine GPOMA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Sphere Corporation

Dated: December 18, 2017	By:	/s/ Shlomi Palas
Shlomi Palas
President and Chief Executive Officer